                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 22, 2002


                                      REFAC
                                      -----

               (Exact Name of Registrant as Specified in Charter)


                          Commission File Number 0-7704


              Delaware                                     13-1681234
   -------------------------------                     -------------------
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)







                115 River Road, Edgewater, New Jersey 07020-1099
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (201) 943-4400
                                                           --------------

Item 5. Other Events.
---------------------

See the following press release:


                         REFAC REPORTS YEAR END RESULTS
                         ------------------------------

                                       AND
                                       ---

             PLANS TO REPOSITION THE COMPANY FOR SALE OR LIQUIDATION
             -------------------------------------------------------


Edgewater, New Jersey, March 22, 2002 - Refac (AMEX: REF) today reported consolidated net income for the year ended December 31, 2001 of $1,084,000 or $0.29 per share, on a diluted basis, as compared with $2,929,000 or $0.77 per share reported for the same period of 2000. Total revenues for 2001 declined by $2,815,000 from $17,014,000 in 2000 to $14,199,000 in 2001.

         The Company's planned liquidation of licensing-related securities (KeyCorp) was completed during the second quarter of 2001. During 2000, such gains and dividends accounted for revenues and net income of $5,054,000 and $3,386,000, respectively, as compared to only $1,828,000 and $1,210,000, respectively, in 2001. In addition to the $3,226,000 drop in dividends and gains on the sale of licensing-related securities, revenues from creative consulting services, licensing-related activities, and dividend and interest income declined by $1,247,000, $977,000 and $96,000, respectively, in 2001. Revenues from the sale of consumer products increased by $2,731,000 in 2001.

         For the fourth quarter of 2001, Refac's consolidated total revenues and net income were $3,591,000 and $209,000, respectively, as compared to $4,073,000 and $284,000, respectively, in 2000. As mentioned above, the Company's planned liquidation of licensing-related securities was completed in the second quarter of 2001 and, accordingly, the Company did not have any dividend or gains from licensing-related securities in the fourth quarter of 2001. In the fourth quarter of 2000, such licensing-related securities contributed revenues and net income of $1,253,000 and $832,000, respectively, while other operations had an aggregate net loss of $548,000. While revenues from creative service fees declined by $202,000 during the quarter ending December 31, 2001, sales from consumer products increased by $1,528,000.

                                      Refac

                         Consolidated Operating Results


                                                      Year Ended December 31,
                                                         2001         2000
                                                     -----------   -----------

Total revenues                                       $14,199,000   $17,014,000

Net income                                            $1,084,000    $2,929,000

Diluted earnings per common share                        $0.29        $0.77

Number of diluted shares                               3,802,579     3,797,611

Total stockholders' equity                           $22,592,000   $22,754,000


                                                         Three Months Ended
                                                            December 31,
                                                        2001          2000
                                                     -----------   -----------

Total revenues                                        $3,591,000    $4,073,000

Net income                                              $209,000      $284,000

Diluted earnings per common share                       $0.06          $0.07

Number of diluted shares                               3,799,629     3,795,261

Plans to Reposition the Company for Sale or Liquidation
-------------------------------------------------------

         Robert L. Tuchman, Refac's CEO and Chairman of its Board of Directors, also announced that Refac will reposition itself for sale or liquidation. He pointed out that during the past year, the market value of the Company's common stock has ranged from $1.88 to $3.95 with the price being lower than $3.00 per share during most of that period. The current market price is $2.70 per share. The Company's net worth as of December 31, 2001 was $5.95 per share and the net tangible book value per share was $4.34. He reported that after considering these facts, the business segments in which Refac operates, its market cap and the current economic climate, the Board of Directors has concluded that Refac's stockholders will derive more value if the Company is sold or liquidated than they are likely to enjoy if the Company continues to operate in its current business segments.

         Since the sale or liquidating value of the Company is dependent upon the consideration that it can realize from the sale of its existing business segments and assets and the amounts required to satisfy its liabilities and obligations, it is not possible to determine the amount of cash or other assets that it will have after completion of these transactions. It should also be noted that payment of the purchase price under one or more of these transactions might extend over a period of years as might the settlement of some of the Company's obligations, including, but not limited to its leasehold. While no time limit has been set to complete the repositioning of the Company, the Company currently estimates that it can take up to 2 years. The Company views all its business segments as viable and will continue to operate all of them on a going-concern basis pending sale.

         As an incentive to management to seek buyers for the Company's businesses and assets on terms that will maximize shareholder value, it has entered into agreements with Robert L. Tuchman, CEO, and Ray Cardonne, CFO, under which they will be entitled to an aggregate of 20% of the excess assets available for distribution to stockholders over and above $10,000,000 or approximately $2.63 per share based on the 3,795,261 shares currently outstanding.

         Tuchman also announced that the Company's Annual Meeting will be held on June 24, 2002.

About Refac

         For almost 50 years, Refac has been a recognized international leader in intellectual property management. Today, we are a leading consulting firm with expertise in licensing, product development, and graphic design and communications.

                                    * * * * *

         Statements about the Company's future expectations and all other statements in this document other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933,
Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that the "forward-looking statements" contained herein be subject to the above-mentioned statutory safe harbors. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected or inferred results. There are no assurances as to the amounts to be realized in connection with the sale of the Company's assets.

                                      # # #



                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Refac

Dated: March 27, 2002                    /s/ Robert L. Tuchman
                                         ---------------------------------------
                                         Robert L. Tuchman, President, Chief
                                         Executive Officer and General Counsel